Exhibit 99.1

Macrovision, Allen Shapiro and One Equity Partners
 Announce Agreement for Sale of TV Guide Network

Santa Clara, Calif. – 12/18/2008 – Macrovision Solutions Corporation (NASDAQ: MVSN), a digital entertainment technology leader, today announced it has reached an agreement to sell its TV Guide Network property to Allen Shapiro and One Equity Partners for approximately $255 million in consideration, subject to a working capital adjustment at closing, plus up to an additional $45 million payable through earn-out provisions through 2012. The transaction, expected to close no later than April 1, 2009, includes the TV Guide Online (tvguide.com) business, certain indemnifications and is subject to customary closing conditions.

TV Guide Network is the 19th most distributed network and available in 83 million homes.  TV Guide.com is one of the fastest-growing online entertainment destinations with over 15 million monthly unique visitors.

"Today's announcement further demonstrates out ability to execute against out business plan.  We remain Committed to delivering leading interactive program guide technology, data solutions and video search capability as key ingredients to the future of the digital home.  This divesture will further streamline our business operations and once again demonstrates our ability to execute on Macrovision's vision of providing consumers with a uniquely simple home entertainment experience," said Fred Amoroso, President and CEO of Macrovision.  "Furthermore, we continue to make progress towards our goal of divesting TVG Network, our horse racing wagering channel, which we expect to sign in early 2009."

"I believe the TV Guide Network and tvguide.com are unique properties in the media landscape," said Allan Shapiro.  "These assets and brands are extremely difficult to replicate and create significant opportunities for sustained growth.  We are very enthusiastic about working with One Equity Partners to execute on our vision."

"We are excited to partner with Allan Shapiro on this transaction," said Greg O'Hara, a Managing Director of One Equity Partners.  "With Allen's expertise and impressive track record with media investments, we believe this acquisition will serve as a platform for other acquisitions across the entertainment and digital landscape."

Ryan O’Hara, President of TV Guide Network added: “Over the last few years, the TV Guide Network team has made great strides in transforming the property into a fully distributed entertainment focused network that will continue to develop and prosper.  This transaction is really a win for all constituents.”

The structure of the deal also allows Macrovision to utilize the strategic capabilities of TV Guide Online while remaining focused on Macrovision’s core competencies in technology.  Specifically, Macrovision retains the key strategic on-line elements currently utilized through this site, namely its B2B grid syndications business, whereby the company licenses its online guide to other portals, and functionality that enhances its embedded guidance product offering, such as integration from embedded guides with online or mobile guides that allow for remote record.

More than 82 million TV households currently enjoy Macrovision licensed interactive programming guides (IPGs) which provides the TV viewer program listings information, making it the primary tool for managing the TV experience.  Macrovision’s solution portfolio, which includes industry-leading IPGs and program metadata, associated patent portfolio, music and video metadata, media recognition, as well as networking and security technologies, position the company firmly at the center of the shift to digital entertainment. Macrovision continues to invest in and develop new guide technologies that ultimately enhance the consumers total entertainment experience, including new offerings for CE device makers, system operators, service providers and content providers of virtually all forms of entertainment.

Macrovision’s previously disclosed financial estimates for 2008 and 2009 included the results of the TV Guide Online business.  As the TV Guide Online business is included in the sale of the TV Guide Network, the results of the TV Guide Online business will now be included in discontinued operations for all historical financial periods.  Further, the overall proceeds for businesses being sold will be lower than previously expected.  When considering the strength in Macrovision’s core technology solutions and elimination of the TV Guide Online business from continuing operations, 2008 adjusted pro forma revenue is now expected to range between $420 million and $430 million.  After removing the TV Guide Online business from the estimates and adjusting for lower than expected sale proceeds,  Macrovision’s 2009 revenue is now expected to range between $435 million and $475 million and adjusted pro forma earnings per share is expected to range between $1.15 and $1.45.  Proceeds from all divestitures will be used to retire debt.

UBS Investment Bank served as financial advisor to Macrovision on this transaction.

About Macrovision Solutions Corporation
Macrovision Solutions Corporation is focused on providing a uniquely simple digital home entertainment experience by delivering solutions to businesses to protect, enhance and distribute digital goods to consumers across multiple channels. Macrovision’s technologies are deployed by companies in the entertainment, consumer electronics, cable and satellite, and online distribution markets to solve industry-specific challenges and bring greater value and a more robust user experience to their customers. The result of deploying Macrovision’s solutions is a simple end user experience for discovering, managing and enjoying digital content. Today, Macrovision provides connected middleware, media recognition, interactive programming guides, copy protection and rich media, data and metadata on music, games, movies and television programming. The company also operates an entertainment portal which can be found at http://www.allmusic.com. Macrovision holds over 4,100 issued or pending patents and patent applications worldwide.

Macrovision is headquartered in Santa Clara, California, with numerous offices across the United States and around the world including Japan, Hong Kong, Luxembourg, and the United Kingdom. More information about Macrovision can be found at www.macrovision.com.

About Allen Shapiro
Allen Shapiro was most recently President of Mosaic Media Group and CEO of dick clark productions. As President, Mr. Shapiro expanded Mosaic from an entertainment service business into an asset management company by investing in and controlling strategic media assets. Mr. Shapiro facilitated the leveraged buyout of dick clark productions (dcp) and became CEO of dcp in 2004. While at dcp, Shapiro served as Executive Producer of “So You Think You Can Dance,” The Golden Globes, American Music Awards, Academy of Country Music Awards, and New Years Rockin’ Eve. dcp was successfully sold in June 2007. Mr. Shapiro arranged Mosaic’s acquisition of Hamstein Music (ZZ Top) and the Daksel & Seldak (Aerosmith) catalog to form Mosaic Music Publishing. Mosaic Music Publishing was sold successfully in 2005. Prior to joining Mosaic, Shapiro served as President / CEO of The IndieProd Company, where he arranged the sale of the Company to Carolco Pictures Inc. While at IndieProd, Shapiro also produced numerous films and television shows. In 1983, Shapiro joined, and subsequently became a partner at the law firm Gipson Hoffman & Pancione. Shapiro also headed the music practice of the prestigious Kaplan, Livingston, Goodwin, Berkowitz and Selvin firm and specialized in music and entertainment law in private practice. Shapiro’s professional career began in his hometown of Chicago, IL in the Office of the General Counsel at Playboy Enterprises, Inc.

About One Equity Partners
Established in 2001, One Equity Partners manages $8 billion of investments and commitments for J.P. Morgan Chase & Co. in direct private equity transactions. Over recent years, One Equity Partners has invested approximately $3.5 billion to acquire over thirty companies in a variety of industries including defense, chemicals, healthcare, technology and manufacturing. One Equity Partners' investment professionals are located across North America, Europe and Asia, with offices in New York, Chicago, Menlo Park, Frankfurt and Hong Kong. Visit http://www.oneequity.com/ for more information.

Non-GAAP or Adjusted Pro Forma Information
Macrovision Solutions Corporation provides non-GAAP or Adjusted Pro Forma information. References to Adjusted Pro Forma information are to non-GAAP pro forma measures.  The Company provides Adjusted Pro Forma financial information to assist investors in assessing its current and future operations in the way that its management evaluates those operations.  Adjusted Pro Forma Revenue and Adjusted Pro Forma EPS are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with, GAAP.  The Adjusted Pro Forma information does not substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP basis pro forma information.  Macrovision Solutions Corporation believes that providing Adjusted Pro Forma financial information is useful to investors. Adjusted Pro Forma estimates exclude the results of the TV Guide Magazine, TV Guide Network, TV Guide Online, TVG Network and eMeta businesses, all of which are classified as discontinued operations.  These discontinued operations are assumed to have been sold prior to 2009 for aggregate proceeds of $350 million. Macrovision estimates aggregate proceeds from the disposition to exceed $350 million. The $350 million in assumed proceeds from the sale of the businesses classified as discontinued operations is assumed to reduce the debt issued in conjunction with the acquisition of Gemstar. Further, Adjusted Pro Forma EPS excludes the effect of non-cash items other than depreciation and items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results, or that the Company expects to be incur over a limited period of time.  Excluded non-cash items include equity-based compensation, amortization and non-cash interest expense such as the amortization of debt issuance costs and non-cash tax expenses and benefits related to the creation and release of discrete tax reserves.  Excluded items which impact comparability, but that the Company believes are not indicative of its core operating results, include such costs as transaction, transition and integration costs, restructuring and asset impairment charges.  Macrovision Solutions Corporation has assumed no increase or decrease in shares outstanding in calculating Adjusted Pro Forma EPS.

Management uses Adjusted Pro Forma information as a measure as it excludes items management does not consider to be “core costs” when making business decisions.  For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Macrovision Solutions Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring, asset impairment charges, gains or losses on sales of strategic investments, insurance settlements and accrual reversals related to a former Gemstar CEO for the same reason.  Management excludes discontinued product lines as it believes this exclusion is as meaningful for comparability purposes as excluding the results from a business that meets the criteria to be classified as discontinued operations on a GAAP basis.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Macrovision Solutions Corporation.

Management uses these Adjusted Pro Forma measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin. Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information. Because other companies, including companies similar to Macrovision Solutions Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Adjusted Pro Forma measures may have limited usefulness in comparing companies. Management believes, however, that providing this Adjusted Pro Forma financial information, in addition to the GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company has provided Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does.

Forward Looking Statements
All statements contained herein that are not statements of historical fact, including statements that use the words “will” or “is expected to,” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the agreement to sell TV Guide Network and estimates of future revenues and earnings, and involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements, including among others, satisfaction of closing conditions to the transaction and customer demand for the Company’s technologies and offerings. Such factors are further addressed in the Company’s most recent quarterly report on Form 10-Q for the period ended September 30, 2008 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov).  The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

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For more information, contact

Press:
Macrovision	For Allen Shapiro
Linda Quach	Mara Buxbaum
(408) 562-8504	(323) 822-4878

TV Guide Network	One Equity Partners
Leslie Furuta	Tasha Pelio
(323) 817-4967	(212) 270-7441

Investor Relations:
Macrovision	Macrovision
James Budge	Lauren Landfield
(408) 969-5558	(408) 562-8475